Exhibit 99.1

Media Contact:

Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Declares Regular Quarterly Dividend; Increases Dividend to 19 Cents Per Share

CHICAGO, Dec. 5, 2014—The board of directors of Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today declared a quarterly dividend of 19 cents per share payable Jan. 30, 2015 to shareholders of record as of Jan. 9, 2015. The declaration reflects an increase in the quarterly dividend to 19 cents per share from 17 cents.

While subsequent dividends will be subject to board approval, the company expects to pay three additional quarterly dividends in 2015:

Record Date	Payable Date

April 10, 2015	April 30, 2015

July 10, 2015	July 31, 2015

Oct. 9, 2015	Oct. 30, 2015

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 479,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 13 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries and had approximately $169 billion in assets under advisement and management as of Sept. 30, 2014. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; a prolonged outage of our database and network facilities; any failures or disruptions in our electronic delivery systems and the Internet; liability and/or damage to our reputation as a result of some of our pending litigation; liability related to the storage of personal information about our users; general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles; the effect of market volatility on revenue from asset-based fees; failing to maintain and protect our brand, independence, and reputation; changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and challenges faced by our non-U.S. operations, including the concentration of development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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